Exhibit (c)(7)

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL C O N F I D E N T I A L O C T O B E R 2 0 2 0 P R E S E N T A T I O N T O T H E S P E C I A L C O M M I T T E E T O T H E B O A R D Project Salamander

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL C O N F I D E N T I A L P R O J E C T S A L A M A N D E R Agenda Owners 1 Special Committee Responsibilities OMM / Conyers 2 Summary of Diligence Lazard 3 Approach to Valuation Lazard 4 Proposed Transaction Timing and Process Timeline OMM / Lazard 5 Negotiation Tactics Lazard 6 Documentation & Disclosure OMM 7 Litigation Preparation OMM 8 Management and Key Employee Compensation Matters OMM

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 2 Summary of Diligence P R O J E C T S A L A M A N D E R Overview of Process to Date Since being engaged, we have been in close contact with the Company’s CFO and the Special Committee’s counsel and have reviewed several key documents to establish a basis for valuation and review of tactical considerations Key Documents Reviewed Outstanding Items ,· Long-range Plan ,· Awaiting outcome of market research and revised forecasts for expected label ,· OAB and OAB + BPH Revenue Forecasts ,· What will the approved label be for OAB? ,· Merck Agreement ,· Sunovion PCP Co-promote economics ,· What is the appropriate probability-adjustment to assume given the stage of assets? Forecasts ,· Development plans for IBS and ‘902  While OAB is close to approval, is there still ,· Ion Channel Innovations Agreement outstanding regulatory risk? ,· Capital Table  How strong is read-through to OAB+BPH? ,· 9/30/20 Balance Sheet ,· Given Urovant unsuccessfully attempted to partner IBS and ‘902 because it didn’t want to invest in them, ,· Correspondence with the Board should they be included in base case forecasts? ,· Investor Rights Plan Tactics ,· Exclude ex-US forecasts / value? ,· Information Sharing Agreement ,· [Others?] ,· Credit Facility Indentures 1

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R We Will Use Several Methodologies to Inform Valuation Methodology Illustrative Company Value Comments DCF: “Lead Asset”ï,· Most relevant measure of intrinsic value for Urovant “Sum-of-the-Parts”ï,· Values cash flows for lead asset(s) through LOE with terminal / Product Run-Off value reflecting a relatively small percentage of overall value Core valuation analysesï,· Similar to precedents but based on companies still trading Public Trading Comparables independently ï,· Generally lower than precedents given lack of control premium ï,· Values company based on precedent sale transactions based on EV / sales multiples Precedent Transactions ï,· Less relevant in current situation given precedents will include a control premium ï,· Values company based on precedent premia paid relative to Premia Paid For target’s unaffected stock prices reference purposes only ï,· Value range based on low to high of equity research analysts Analyst Price Targets that provide price targets on company Trading Rangeï,· Recent (e.g., 52-week) range of company’s stock price 2

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R DCF Analysis: “Product Run-Off ” or “Going Concern” Illustrative “Buy-side” Forecast For DCF Analyses Commentary ($B) Going Concern “Lead Asset” ï,· Urovant’s strategy to date has relied on Forecast Horizon Forecast Horizon in-licensing programs and so has a well-defined pipeline comprised principally of Earlier-stage assets/platform Vibegron and URO-902 technology are difficult to Preclinical/Platform assess with any degree of certainty and therefore are ï,· Given the composition of the pipeline, we usually excluded from forecast Phase I Asset would recommend using the product run- Revenue off methodology for vibegron and URO- Forecast 902 Phase III Asset ï Build forecasts through LOE for lead assets taking specific views on probability of success where appropriate Commercial Asset ï,· Given buy-side advisors traditionally (% of Rev) approach biotech valuation from a Going concern analysis assumes long- term R&D investment at a “steady- “product run-off” or “sum-of-the-parts” state” level to fund R&D productivity perspective, it is likely that DSP will take a underlying terminal value R&D similar approach Investment Lead Asset Going Concern Increasing Uncertainty of Forecast 3

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Overview of Potential Assets to Be Valued The Company will be value on a sum-of-the-parts basis which will require separate valuation of individual assets Include In Valuation? Program Preclinical Phase 1 Phase 2 Phase 3 Approved Commentary U.S. EU Japan ï,· Primary value driver ïƒ»ï,· Brokers continue to assign 85- OAB PDUFA: Dec. 26, 2020 100%ïƒ¼ïƒ» 90% PoS Licensed ï,· EU pricing dynamics limit to Kyorin commercial potential ï,· EU pricing dynamics limit OAB in Men ïƒ» commercial potential Phase 3 Topline in 2H 2021 100% with PBHïƒ¼ïƒ»ï,· Low perceived value and PoS Vibegron Licensed by brokers to Kyorin ï,· Given the Company’s IBS- Phase 2a Topline ïƒ» preference to partner vs invest, Associated 8% ? in Nov. 2020ïƒ» but failed process in 2019, Pain Licensed to Kyorin worth including ï,· Given the Company’s preference to partner vs invest, Phase 2a DSMB 8% but failed process in 2019, URO-902 in Early 2021 ? ïƒ»ïƒ» worth including ï,· Not currently valued by any brokers PoS 4

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Analyst Benchmarking ($ in millions) Brokers primarily focus their valuation on OAB in the U.S. with high assumed PoS. Beyond OAB, inclusion of other indications / assets in forecasts is more variable Vibegron Broker Price Target OAB OAB in Men with BPH IBS-Associated Pain URO-902 WACC (Date) Included Peak PoS Included Peak PoS Included Peak PoS 1 $28ïƒ¼ï $1,200 90%ïƒ»ï — NAïƒ¼ï NA 50%ïƒ»ï 12.0% ) 23ïƒ¼ï 800 85%ïƒ¼ï 250 35%ïƒ¼ï 325 15%ïƒ»ï 13.0% (8/14/2020) 19ïƒ¼ï 863 90%ïƒ»ï — NAïƒ»ï — NAïƒ»ï 11.0% (6/18/2020) ercentile $22 $848 89% $188 35% $244 15% 13% Median 21 832 88% 125 35% 163 15% 12% Mean 21 832 88% 125 35% 163 15% 12% 25th Percentile 20 816 86% 63 35% 81 15% 12% Source: FactSet. 1 Based on 12/31/19 report date. 5

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Pre-Commercial Biopharma Premia Analysis – Since 2018 ($ in billions) Lead Product(s) Premia1 Transaction 2 Ann. Date Acquiror Target Value 2 52-Week Nam cation Stage of Development Unaffected 30-Day High 5-Oct-20 $2.8 Acoram TTR Phase III 41% 79% 12% 19-Aug-20 6.3 Nipocalimab wAIHA, HDFN, MG Phase III 70% 54% 34% 3 17-Aug-20 Rilzabrutini Pemphigus Phase III 35% 59% 35% 9-Dec-19 THOR-707 olid Tumors Phase III 172% 368% 172% 9-Dec-19 2.4 ARQ 531 B-Cell Malignancies Phase II 107% 150% 68% 3-Dec-19 AT132 yotubular Myopathy Filing 110% 106% 46% 4 24-Nov-19 9.3 Inclisiran ASCVD / FH Filed 45% 49% 45% 16-Oct-19 Danicopan (AC PNH Phase II 73% 60% 31% 10-Oct-19 2.3 Zilucopla / IMNM / ALS Phase III 112% 91% 33% 16-Sep-19 1.8 Eptinezumab Migraine Filed 79% 89% (1%) 4-Mar-19 NSR-REP1 roideremia (CHM) Phase III 68% 98% (8%) 7 25-Feb-19 1.1 Palovarotene FOP / MO Filed 67% 82% 28% 25-Feb-19 4.0 SPK-8011 Hem A Phase III 122% 170% 24% 18-Oct-18 Lu-PSMA-6 A+ mCRPC Phase III 54% 37% 20% NSCLC, RCC, Other 10-May-18 1.5 AM0010 Phase III 68% 45% (8%) Solid Tumors 11-Apr-18 8 WTX101 ilson Disease Phase III 70% 59% 54% 9-Apr-18 0 AVXS-101 SMA Type 1 BLA-ready 88% 65% 59% 31-Jan-18 5 Tucatinib HER2+ Breast Cancer Phase II 69% 170% 69% 5 29-Jan-18 Caplacizum aTTP Filed 112% 135% 112% 6 22-Jan-18 JCAR017 Various blood cancers Phase II 91% 95% 38% 8 5-Jan-18 0.6 Cx601 Crohn’s disease Filed 81% 91% 69% = Acquiror previously had material stake in target th 75 Percentile: 107% 106% 59% Mean: 83% 103% 44% Median: 73% 89% 35% 25th Percentile: 68% 59% 24% Source: Company filings, EvaluatePharma, FactSet. Notes: Based on pre-commercial public biopharma transactions over $500m in transaction value. 1 Based on total transaction value. Premia calculations exclude CVRs which are present in Alexion/Achillion, Lundbeck/Alder, and Ipsen/Clementia. 2 Premium to 1-day unaffected price. 3 Sanofi/Principia statistics based on unaffected date of July 15, 2019 based on release of rumors first reported on July 16, 2019. 4 Novartis/Medicines Company statistics based on unaffected date of November 18, 2019 based on release of rumors first reported on November 19, 2019. 5 Sanofi/Ablynx statistics based on unaffected date of January 5, 2018 based on news that Ablynx rejected a bid from Novo Nordisk released on January 8, 2018. 6 6 Celgene/Juno statistics based on unaffected date of January 16, 2018 based on release of rumors first reported on January 17, 2018. 7 An NDA for Clementia’s palovarotene for episodic flare-up treatment of fibrodysplasia ossificans progressiva was expected to be submitted to the U.S. Food and Drug Administration (FDA) in the second half of 2019. 8 Filed with EMA and had a positive CHMP opinion. In pivotal trial in the U.S.

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Commercial Biopharma Premia Analysis – Since 2018 ($ in billions) Lead Product(s) Premia1 Transaction Ann. Date Acquiror Target Stage of 2 52-Week Value Name Indication Unaffected 30-Day Development High Pre-term Birth Prevention + Iron 1-Oct-20 $0.6 Makena + Feraheme Marketed 46% 33% 3% Deficiency Anemia 13-Sep-20 19.9 Trodelvy Various Cancers Marketed 108% 117% 97% 31-Aug-20 2.2 Palforzia Food Allergy Approved 174% 150% (6%) 5-May-20 Andexxa Haemorrhagic Conditions Marketed 132% 179% (51%) Blastic Plasmacytoid Dendritic Cell 4-May-20 0.5 ELZONRIS Marketed 142% 158% (35%) Neoplasm (BPDCN) 3 QBREXZA / 10-Jan-20 0.8 PAH / Atopic Dermatitis Approved / Phase III 138% 168% 27% Lebrikizumab 30-Sep-19 8 Doptelet Chronic ITP Marketed 36% 81% 30% 17-Jun-19 3 Braftovi + Mektovi Metastatic Melanoma Marketed 62% 116% 62% 7-Jan-19 7.3 Vitrakvi (LOXO-101) Solid Tumors Marketed 68% 76% 24% 12-Dec-18 0.3 Trulance CIC / IBS-C Marketed 138% 126% (69%) 4 3-Dec-18 Zejula (Niraparib) Ovarian Cancer Marketed 182% 73% (15%) 22-Jan-18 Eloctate Hemophilia A Marketed 64% 95% 64% = Acquiror previously had material stake in target 75th Percentile: 139% 152% 38% Mean: 108% 114% 11% Median: 120% 117% 13% 25th Percentile: 63% 80% (20%) Source: Company filings, EvaluatePharma, FactSet. Notes: Based on pre-commercial public biopharma transactions over $500m in transaction value. 7 1 Based on total transaction value. Premia calculations exclude CVRs which are present in Menarini/Stemline and SOBI/Dova. 2 Premium to 1-day unaffected price. 3 Lilly/Dermira statistics based on unaffected date of December 6, 2019, due to significant price appreciation without notable news or catalysts. 4 GSK/Tesaro statistics based on unaffected date of November 15, 2018, 2019 based on release of rumors first reported on November 16, 2018.

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Analysis at Various Prices ($ in millions) Current 52-Week Broker Broker Price High Median High Offer Price per Share $10.06 $12.00 $14.00 $15.75 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 Transaction % Premium to Current — 19% 39% 57% 79% 99% 119% 139% 158% 178% Statistics % Premium to 52-Week High ($15.75) (36%) (24%) (11%) — 14% 27% 40% 52% 65% 78% Equity Value $375 $428 $504 $571 $657 $734 $810 $887 $963 $1,040 Net Debt (Cash) 97 97 97 97 97 97 97 97 97 97 Capitalization Enterprise Value $472 $525 $602 $668 $754 $831 $907 $984 $1,060 $1,137 Memo: Minority Share (Equity Value) $144 $152 $183 $210 $244 $274 $305 $336 $366 $397 2022E 2024E EV / Adjusted Revenue 2026E Multiple 2028E Peak Sales (Adj). To be included with confirmation of forecasts 2022E EV / 2024E Unadjusted Revenue 2026E Multiple 2028E Peak Sales (Unadj). Source: Management forecasts and FactSet. 8 Note: Market data as of October 2, 2020.

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL Proposed Transaction Timing 4 P R O J E C T S A L A M A N D E R and Process Timeline Illustrative Process Timeline With the benefit of a more precise understanding of key milestones, we have updated the proposed process October November Weeks 1 2 3 4 1 Day 5 6 7 8 9 12 13 14 15 16 19 20 21 22 23 26 27 28 29 30 2 3 4 5 6 Key Events 1 Valuation 1.1 Receive / Review Initial Management Forecasts 1.2 Independent Diligence on Urovant 1.3 Receive / Review Updated Forecasts (OAB, ‘902) 1.4 Sensitivity & Scenarios 1.5 Iteration of Valuation (DCF, Precedents, Comps) 1.6 Finalize Valuation 2 Negotiation 2.1 Negotiation Tactics 2.2 Develop Scripts 2.3 [Share Updated Forecasts] DSP Modeling Time 2.4 Receive Offer 2.5 Respond 3 Announcement Preparation 3.1 Final Contracting, PR Preparation, etc. 4 Internal Milestones 4.1 Subcommittee Meetings 4.2 Fairness Opinion 4.3 Targeted Announcement Potential Closing Early 4.4 Targeted Closing 1 January to Early February DSP Other Key Milestones Draft Label BoD 1 Assumes transaction effected as a merger for cash (~60 days from announcement). 9

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 5 Negotiation Tactics P R O J E C T S A L A M A N D E R Summary of Key Elements of Negotiating Leverage Despite the situation, there are several points of leverage that Urovant can exert in negotiations Support UROVANT Leverage Support SALAMANDER Leverage ï,· Requirement for approval from Special Committee ï,· Existing access to high level forecast IRA / Audit Committee assumptions across productsï,· Requirement for support from majority of minorityï,· Insider insights on key value drivers Information ï,· Narrow window once offer is made to negotiate 13D given filing requirements ï,· Access to draft label and updated forecasts for ï,· Standstill and credit facility indentures limit the Diligence OAB / ‘902 to reinforce value of assets Company’s ability to raise debt or equity without Control Salamander’s support Access to ï,· Financing is needed urgently ahead of launchï,· Credible threat that without a transaction Financing Going Concern (acquisition or equity financing) there is a near-Risk term risk of receiving a going concern letter 10

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 5 Negotiation Tactics P R O J E C T S A L A M A N D E R Preliminary Tactical Recommendations Given the unique circumstances, we recommend that Urovant ensures Salamander is equipped to make a compelling offer and understands the structural imperatives to ensure its first offer meets the high bar required to satisfy the Special Committee and minority shareholders 1 Positioning to Salamander should stress the need to satisfy not only the Special Committee but also minority shareholders who have a cost base above current trading value 2 Communicate the importance of Salamander providing a compelling initial offer given the limited time for negotiation before a 13D is required 3 While sharing forecasts and the draft label could ensure alignment around views on value, they should be provided with sufficient time for Salamander to fully evaluate them 4 Stress alternatives (i.e., Salamander’s need to participate in a large financing round) or going concern 11

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL C O N F I D E N T I A L P R O J E C T S A L A M A N D E R Appendix

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL P R O J E C T S A L A M A N D E R A P P E N D I X Overview of the Company’s Top 25 Shareholders ($ in millions, except per share values) There is a high concentration of ownership among top 25 shareholders and relatively low weighted-average cost basis Ownership Stake and Current Estimated Cost # Shareholder Position (000s) Cumulative Holdings Market Value Basis 1 Sumitovant 73.6% 73.6% 22,963 $214 n/a 2 Perceptive Advisors 7.6% 81.2% 2,367 22 $9.34 3 Keith Katkin 4.0% 85.2% 1,250 12 12.20 4 Baker Bros. Advisors 3.2% 88.4% 1,000 9 10.90 5 Fidelity Management & Research 2.3% Top 5 90.7% 713 7 10.89 6 Alyeska Investment Group 2.0% 92.7% 621 6 11.35 7 Pekin Hardy Strauss 1.2% 94.0% 387 4 11.38 8 BlackRock 1.0% 95.0% 310 3 10.99 9 Samsara Biocapital 0.5% 95.5% 157 1 10.00 10 Cornelia Haag-Molkenteller 0.5% Top 10 95.9% 145 1 10.98 11 Vanguard 0.4% 96.4% 131 1 10.08 12 Bryan Smith 0.4% 96.8% 128 1 10.91 13 Renaissance Technologies 0.4% 97.1% 109 1 10.08 14 Walt Johnston 0.3% 97.5% 109 1 10.08 15 Banco Bilbao Vizcaya Argentaria 0.3% Top 15 97.8% 102 1 10.08 16 Infinity Q Capital Management 0.3% 98.1% 95 1 10.15 17 Wildcat Capital Management 0.3% 98.4% 95 1 8.89 18 Geode Capital Management 0.3% 98.7% 89 1 9.50 19 Christine Ocampo 0.2% 98.9% 77 1 10.98 20 Northern Trust 0.2% Top 20 99.1% 59 1 10.06 21 Kornitzer Capital Management 0.2% 99.3% 51 0 10.98 22 Kovitz Investment Group—Check 0.1% 99.4% 39 0 n/a 23 Millennium Management 0.1% 99.5% 35 0 10.08 24 Personal CFO Solutions 0.1% 99.6% 34 0 10.08 25 Sef Kurstjens 0.1% Top 25 99.7% 21 0 10.79 Weighted-Average Cost Basis $10.85 Source: Bloomberg and FactSet. 12 Note: Market value as of September 30, 2020.

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL C O N F I D E N T I A L P R O J E C T S A L A M A N D E R Disclaimer The information herein has been prepared by Lazard based upon information supplied by the Company or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. 13